                                                                      EXHIBIT 12



                     COLUMBIA ENERGY GROUP AND SUBSIDIARIES
                Statements of Ratio of Earnings to Fixed Charges
                                 ($ in millions)


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
                                                                            Twelve Months
                                                                          Ended December 31,
                                                    ---------------------------------------------------------
                                                      2003        2002        2001         2000        1999
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
CONSOLIDATED INCOME FROM CONTINUING
OPERATIONS BEFORE INCOME TAXES:                      727.8       662.3        453.7       455.9        529.6

ADJUSTMENTS:
    Distributed (Undistributed) equity income          0.1        (2.5)         2.2        (5.5)        (5.8)
    Fixed charges *                                   91.6       124.4        165.9       190.5        181.7
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Earnings available                                   819.5       784.2        621.8       640.9        705.5

*FIXED CHARGES:
    Interest on long-term and short-term debt         85.8       117.9        161.4       172.0        167.5
    Portion of rentals representing interest           5.8         6.5          4.5        18.5         14.2
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Total Fixed Charges                                   91.6       124.4        165.9       190.5        181.7

RATIO OF EARNINGS TO FIXED CHARGES                    8.95        6.30         3.75        3.36         3.88
==============================================================================================================
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Prior periods have been restated to reflect discontinued operations.